CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-237821 on Form S-6 of our report dated July 7, 2020, relating to the financial statement of FT 8728, comprising S&P International Dividend Aristocrats Port. 3Q '20 (S&P International Dividend Aristocrats Portfolio, 3rd Quarter 2020 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 7, 2020